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                           Consent of Independent Auditors


The Board of Directors
Graphix Zone, Inc.


We consent to the incorporation by reference in the Current Report on Form 8-K dated July 15, 1996 of Graphix Zone, Inc. of our report included in the registration statement (No. 333-2642) on Form S-4 of Graphix Zone, Inc. and to the reference to our firm under the heading "Experts" in the prospectus contained therein.

                                  /s/ KPMG Peat Marwick LLP


Orange County, California
July 15, 1996